Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form F-10 (No. 333-281626) of Fairfax Financial Holdings Limited of our Report of Independent Registered Public Accounting Firm dated March 8, 2024 on the consolidated balance sheets as at December 31, 2023 and December 31, 2022 and the consolidated statements of earnings, comprehensive income, changes in equity and cash flows for years then ended, including the related notes (collectively referred to as the consolidated financial statements) and the effectiveness of internal control over financial reporting, which appears in Exhibit 99.2 to Fairfax Financial Holdings Limited’s annual report on Form 40-F for the year ended December 31, 2023.

We also consent to the reference to us under the heading “Interest of Experts” which appears in the Annual Information Form filed as Exhibit 99.1 to Fairfax Financial Holdings Limited’s annual report on Form 40-F for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants
Toronto, Canada

August 26, 2024

PricewaterhouseCoopers LLP

PwC Tower, 18 York Street, Suite 2500, Toronto, Ontario, Canada M5J 0B2

T: +1 416 863 1133, F: +1 416 365 8215, ca_toronto_18_york_fax@pwc.com, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.